Exhibit 21


             Subsidiaries of Independent Community Bankshares, Inc.
             ------------------------------------------------------

         Name of Subsidiary                       State of Incorporation
         ------------------                       ----------------------

   The Middleburg Bank                                   Virginia

      - Middleburg Bank Services Corporation             Virginia

   The Tredegar Trust Company                            Virginia